                                                                    EXHIBIT 10.3

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

          This Amended and Restated Employment Agreement ("Agreement"), dated as of July 13, 1998, is by and between St. John Knits, Inc., a California corporation ("Company"), and Robert E. Gray, an individual ("Executive"), and amends and restates the terms of that certain Employment Agreement, dated as of June 1, 1995, between the Company and Executive and supersedes that certain First Amendment to Employment Agreement, executed as of May 2, 1998, between the Company and Executive. In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows.


                                 ARTICLE I

                                 EMPLOYMENT
                                 ----------

          The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

          I.1  Employment.  The Company hereby employs Executive, and Executive
               ----------
agrees to serve as the Company's Chairman of the Board and Chief Executive Officer during the term of this Agreement, and as such shall assume, subject to the powers of the Company's Board of Directors, general and active supervision and management over the business of the Company and over its several officers, assistants, agents and employees. Executive agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

          I.2  Term.  The employment of Executive by the Company under the terms
               ----
and conditions of this Agreement will commence on June 1, 1995 and will continue for a period of five (5) years unless renewed or terminated sooner in accordance with the provisions hereof.

          I.3  Termination of Prior Agreement.  Immediately upon the
               ------------------------------
commencement of Executive's employment pursuant to the terms of this Agreement, that certain Employment Agreement by and between Executive and the Company, dated as of February 1, 1993, as amended, shall terminate and shall be of no further force or effect.


                                  ARTICLE II

                                 COMPENSATION
                                 ------------

          II.1  Annual Salary.  During the employment of Executive, the Company
                -------------
shall pay to Executive a base salary at the annual rate of $975,000 (the "Base Salary"). The Base Salary shall be payable in substantially equal monthly installments.

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          II.2  Deferred Compensation.  During the employment of Executive, the
                ---------------------
Company shall deposit on the first day of each month $41,667 of deferred compensation payable to the Executive into an irrevocable "rabbi" trust (the "Trust"). The Trust's assets shall be subject to the claims of the Company's general creditors only in the event of the Company's insolvency or bankruptcy. The Trust's assets, including the Company's contributions and any earnings thereon (collectively, the "Deferred Compensation") shall be invested, pending distribution, as directed by Executive. The Deferred Compensation shall be distributed to Executive, or his named beneficiaries, in annual installments beginning on the earlier of (i) June 1, 2000 or (ii) thirty (30) days following the termination of Executive's employment, and on the first day of each fiscal year of the Company thereafter until all Deferred Compensation has been distributed. The dollar amount of each annual installment shall equal the maximum amount which may be distributed to the Executive for such fiscal year without exceeding the $1,000,000 deductibility cap on executive compensation under Section 162(m) of the Internal Revenue Code; provided, however, that if Executive is terminated by the Company without "Cause," or Executive terminates his employment for "Good Reason," each as hereinafter defined, then the entire balance of Deferred Compensation shall be distributed to Executive within thirty
(30) days following the termination of Executive's employment.

          II.3  Reimbursement of Expenses.  Executive shall be entitled to
                -------------------------
receive prompt reimbursement of all reasonable expenses incurred by Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

          II.4  Automobile Allowance.  The Company shall pay directly, or
                --------------------
reimburse Executive for, all reasonable costs and expenses incurred by Executive in connection with the operation and maintenance of an automobile (i.e. car insurance, car license and general upkeep).

          II.5  Benefits.  Executive shall be entitled to participate in and be
                --------
covered by all health, insurance, pension and other employee plans and benefits currently established for the employees of the Company (collectively referred to as the "Company Benefit Plans") on at least the same terms as other employees of the Company, subject to meeting applicable eligibility requirements.

          II.6  Vacations and Holidays.  During Executive's employment with the
                ----------------------
Company, Executive shall be entitled to an annual vacation leave of six (6) weeks at full pay, or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

          II.7  Secretarial Services and Office.  During the period June 1, 1995
                -------------------------------
through May 31, 2002, the Company shall provide Executive with his existing office space at 17422 Derian Avenue, Irvine, California, or, if the lease for such office space terminates and is not renewed, with equivalent office space acceptable to Executive. In addition, during the period

June 1, 1995 through May 31, 2002, the Company shall also provide Executive with the full-time executive secretarial services of Marianne Wunderlich, or such other individual as Executive shall approve in his sole discretion.

          II.8  Aircraft.  During Executive's employment with the Company,
                --------
Executive shall be entitled to use the Company's leased aircraft as he shall reasonably determine is necessary in fulfilling his duties hereunder. In addition, Executive shall be entitled to charter the aircraft for his personal use, but shall reimburse the Company for the actual cost of such charter.


                                  ARTICLE III

                       CONFIDENTIALITY AND NONDISCLOSURE
                       ---------------------------------

          III.1  Confidentiality.  Executive will not during Executive's
                 ---------------
employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of its clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.

          III.2  Return of Confidential Material.  Executive shall promptly
                 -------------------------------
deliver to the Company on termination of Executive's employment with the Company, whether or not for Cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

          III.3  Prohibition on Solicitation of Customers.  During the term of
                 ----------------------------------------
Executive's employment with the Company and for a period of one (1) year thereafter Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

          III.4  Prohibition on Solicitation of Employees, Agents or Independent
                 ---------------------------------------------------------------
Contractors After Termination.  During the term of Executive's employment with
-----------------------------
the Company and for a period of one (1) year following the termination of Executive's employment with the Company, Executive will not solicit any of the employees, agents, or independent contractors of

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the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 120 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

          III.5  Right to Injunctive and Equitable Relief.  Executive's
                 ----------------------------------------
obligations not to disclose or use Confidential Information and to refrain from the solicitations described in this Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or Confidential Information.

          III.6  Survival of Obligations.  Executive agrees that the terms of
                 -----------------------
this Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.


                                 ARTICLE IV

                                 TERMINATION
                                 -----------

          IV.1 For purposes of this Article IV, the following definitions shall apply to the terms set forth below:

               (a)  Cause.  "Cause" shall include the following:
                    -----

                    (i) personal dishonesty or willful misconduct by Executive;

                    (ii) a breach of Executive's fiduciary duties to the Company which involves personal profit or benefit to Executive;

                    (iii) willful violation and conviction of any law, rule or regulation (other than traffic violations or similar offenses) or of any final cease and desist order issued by any financial institution regulatory authority against the Company; or

                    (iv) a material breach of this Agreement by Executive.

               (b) Good Reason.  "Good Reason" shall mean voluntary termination
                   -----------
     as a result of:

                    (i) the assignment to Executive of duties inconsistent with the position and status of Executive as set forth in this Agreement without Executive's prior written consent;

                    (ii) a substantial alteration in the nature, status or prestige of Executive's responsibilities or a change in Executive's title or reporting level from that set forth in this Agreement;

                    (iii) the relocation of the Company's executive offices or principal business location to a point more than fifty (50) miles from the location of such offices or businesses as of the date of this Agreement;

                    (iv) a reduction by the Company of Executive's Base Salary or Deferred Compensation;

                    (v) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform this Agreement; or

                    (vi) an occurrence of a Change of Control Event. A "Change of Control Event" shall mean and shall be deemed to have taken place if any person or entity or group of affiliated persons or entities, including a group which is deemed a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, after the effective date of this Agreement, acquires in one or more transactions ownership of 25% or more of the outstanding shares of equity entitled to vote in the election of directors of the Company without first receiving the approval of the Company's then existing Board of Directors. As used herein, "ownership" means beneficial or record ownership, directly or indirectly, other than (a) by a person owning such shares merely of record (such as a member of a securities exchange, a nominee, or a securities depository system, (b) by a person as a bona fide pledgee of shares prior to a default and determination to exercise powers as an owner of the shares, or (c) by a person who is not required to file statements on Schedule 13D by virtue of Rule 13d-1(b) of the Securities and Exchange Commission under the Securities Exchange Act of 1934. Without limitation, the right to acquire beneficial or record ownership shall not of itself constitute ownership of shares.

               (c) Disability.  "Disability" shall mean a physical or mental
                   ----------
     incapacity as a result of which Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to two (2) consecutive months excepted; provided, however, that any new period of incapacity or absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or

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

     absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or in the event of Executive's incapacity to designate a doctor, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

          IV.2  Termination by Company.  The Company may terminate Executive's
                ----------------------
employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

          IV.3  Termination by Executive.  Executive may terminate his
                ------------------------
employment hereunder upon thirty (30) days' written notice to the Company. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

          IV.4  Death or Disability of Executive.  Executive's employment
                --------------------------------
hereunder shall terminate immediately upon the death or Disability of Executive.

          IV.5  Severance Benefits Received Upon Termination.
                --------------------------------------------
               (a) If Executive's employment is terminated by the Company for Cause, or Executive terminates this Agreement pursuant to Section 4.3 other than for Good Reason, then the Company shall pay Executive his Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken and the Deferred Compensation held in the Trust on the Effective Date of termination shall be distributed as provided in Section
     2.2. The Company shall thereafter have no further obligations to Executive under this Agreement.

               (b) If Executive's employment is terminated by the Company without Cause, or Executive terminates this Agreement for Good Reason, then the Company shall provide Executive:

                    (i) a lump sum payment within thirty (30) days of the Effective Date equal to Executive's then Base Salary through May 31, 2000;

                    (ii) a lump sum payment within thirty (30) days of the Effective Date equal to all remaining deferred compensation payments called for pursuant to Section 2.2 hereof through May 31, 2000;

                    (iii) distribution of all Deferred Compensation to Executive as provided in Section 2.2; and

                    (iv) health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of eighteen
          (18) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA.

               (c) If Executive's employment is terminated by the Company as a result of Disability, then the Company shall provide Executive:

                    (i) salary continuation in an amount equal to Executive's then Base Salary for a period of eighteen (18) months, said sum to be paid monthly in equal installments at the times salary payments are usually made;

                    (ii) continuation of Company Deferred Compensation contributions to the Trust for a period of eighteen (18) months, and distribution thereof to Executive as provided in Section 2.2; and

                    (iii) health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of one month for each full year Executive has been employed by the Company up to a maximum of eighteen (18) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA.

               (d) If Executive's employment is terminated by the Company as a result of death, then the Company shall provide Executive's spouse or estate health insurance coverage as then in effect for Executive, his spouse and dependent children for a period of six (6) months, subject to any employee contribution provisions as defined in the Company Benefit Plans and shall distribute the Deferred Compensation held in the Trust at the time of Death to Executive's beneficiaries as provided in Section 2.2. Health insurance benefits subsequent to the salary continuation period will be in accordance with COBRA.

               (e) In the event Executive's employment is terminated for Good Reason pursuant to either Sections 4.1(b)(v) or 4.1(b)(vi), then in addition to those payments required by Section 4.5(b) above, the Company shall also provide to Executive a lump sum payment within thirty (30) days of the Effective Date equal to twice Executive's Base Salary, or $1,950,000.

               (f) This Section 4.5(f) is intended to put Executive in the same economic position as Executive would have had no Section 4999 Taxes and Expenses (as defined below) been imposed upon or incurred as a result of any payment, distribution, benefit or transfer (each a "Payment" and collectively the "Payments") made pursuant to the terms of this Agreement or otherwise. In the event it is determined that any Payments to or for the benefit of Executive is or was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, any successor provision, or any comparable provision of state or local income tax law, or any interest, penalties, additions to tax, or costs are or were incurred by Executive with respect to any such excise taxes (such taxes, penalties, interest, additions to tax and costs (including professional fees) are hereinafter referred to as "Section 4999 Taxes and Expenses"), then within ten (10) days after such determination, the Company shall pay to Executive an additional cash payment, which after payment of or withholding for any taxes (including, without limitation, any excise and income taxes), interest, penalties, additions to tax or costs imposed or incurred with respect to such additional cash payment, is equal to the
     Section 4999 Taxes and Expenses. The determination that a Payment is subject to Section 4999 Taxes and Expenses shall be made in writing by a certified public accounting firm selected by Executive.


                                   ARTICLE V

                              GENERAL PROVISIONS
                              ------------------

          V.1  Notice.  For purposes of this Agreement, notices and all other
               ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to the Company:  St. John Knits, Inc.
                         17422 Derian Avenue
                         Irvine, CA 92614
                         Attn: President

     With a copy to:     David A. Krinsky, Esq.
                         O'Melveny & Myers LLP
                         610 Newport Center Drive
                         Suite 1700
                         Newport Beach, CA 92660

     If to Executive:    Robert E. Gray
                         c/o St. John Knits, Inc.
                         17422 Derian Avenue
                         Irvine, CA 92614

     With a copy to:     Paul A. Rowe, Esq.
                         Hewitt & McGuire
                         19900 MacArthur Blvd.
                         Suite 1050
                         Irvine, CA 92612
or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          V.2  No Waivers.  No provision of this Agreement may be modified,
               ----------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          V.3  Beneficial Interests.  This Agreement shall inure to the benefit
               --------------------
of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

          V.4  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California.

          V.5  Severability or Partial Invalidity.  The invalidity or
               ----------------------------------
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          V.6  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          V.7  Legal Fees and Expenses.  Should any party institute any action
               -----------------------
or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

          V.8  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

          V.9  Assignment.  This Agreement and the rights, duties, and
               ----------
obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 5.9, the Company may assign or delegate its rights, duties, and obligations hereunder to any Affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company.

          V.10  Arbitration.  Any controversy, dispute, claim or other matter in
                -----------
question arising out of or relating to this Agreement shall be settled, at the request of either party, by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:

          (a) Notice of the demand for arbitration shall be filed in writing with the other party and with the AAA. There shall be a panel of three (3) arbitrators whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the AAA.

          (b) Reasonable discovery shall be allowed in arbitration.

          (c) Except as otherwise provided in Section 5.7 hereof, the costs and fees of the arbitration shall be allocated by the arbitrators.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written


                         "Company"


                         St. John Knits, Inc.,
                         a California corporation


                         By:     /s/ ROGER RUPPERT
                              -----------------------------------
                              Roger Ruppert
                              Chief Financial Officer



                         "Executive"


                                 /s/ ROBERT E. GRAY
                         ----------------------------------------
                         Robert E. Gray

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